EXHIBIT 10

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                         FIRST RESTATED CREDIT AGREEMENT

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                       OEDC EXPLORATION & PRODUCTION, L.P.

                                    Borrower

                                       and

                     OFFSHORE ENERGY DEVELOPMENT CORPORATION

                                       and

                                   OEDC, INC.

                                       and

                               OEDC PARTNERS, L.P.

                                       and

                     DAUPHIN ISLAND GATHERING COMPANY, L.P.

                                       and

                              OEDC PROCESSING, L.P.

                                   Guarantors

                                       and

                         UNION BANK OF CALIFORNIA, N.A.

                ------------------------------------------------

                                  July 8, 1997
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                                TABLE OF CONTENTS
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FIRST RESTATED CREDIT AGREEMENT............................................  1

ARTICLE I - Definitions and References.....................................  1
      Section 1.1.  Defined Terms..........................................  1
      Section 1.2.  Exhibits and Schedules; Additional Definitions......... 11
      Section 1.3.  Amendment of Defined Instruments....................... 11
      Section 1.4.  References and Titles.................................. 11
      Section 1.5.  Calculations and Determinations........................ 12

ARTICLE II - The Loan...................................................... 12
      Section 2.1.  Advances; Extension of Commitment Period............... 12
      Section 2.2.  Requests for Advances.................................. 13
      Section 2.3.  Use of Proceeds........................................ 13
      Section 2.4.  Rate Elections......................................... 13
      Section 2.5.  Fees................................................... 14
      Section 2.6.  Optional Prepayments................................... 14
      Section 2.7.  Mandatory Prepayments and Monthly Reduction............ 15
      Section 2.8.  Payments to Lender..................................... 15
      Section 2.9.  Initial Borrowing Base................................. 16
      Section 2.10. Subsequent Determinations of Borrowing Base............ 16
      Section 2.11. Capital Adequacy....................................... 16
      Section 2.12. Increased Cost of Fixed Rate Portions.................. 17
      Section 2.13. Availability........................................... 17
      Section 2.14. Funding Losses......................................... 17
      Section 2.15. Reimbursable Taxes..................................... 18

ARTICLE III - Conditions Precedent to Lending.............................. 18
      Section 3.1.  Documents to be Delivered.............................. 19
      Section 3.2.  Additional Conditions Precedent........................ 20

ARTICLE IV - Representations and Warranties................................ 21
      Section 4.1.  Borrower's Representations and Warranties.............. 21
      Section 4.2.  Representation by Lender............................... 26

ARTICLE V - Covenants of Borrower.......................................... 26
      Section 5.1.  Affirmative Covenants.................................. 26
      Section 5.2.  Negative Covenants..................................... 34

ARTICLE VI - Security...................................................... 39
      Section 6.1.  The Security........................................... 39
      Section 6.2.  Agreement to Deliver Security Documents................ 39
      Section 6.3.  Perfection and Protection of Security Interests
                    and Liens.............................................. 40
      Section 6.4.  Bank Accounts; Offset.................................. 40

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      Section 6.5.  Production Proceeds.................................... 40

ARTICLE VII - Events of Default and Remedies............................... 40
      Section 7.1.  Events of Default...................................... 40
      Section 7.2.  Remedies............................................... 43
      Section 7.3.  Indemnity.............................................. 43

ARTICLE VIII - Miscellaneous............................................... 44
      Section 8.1.  Waivers and Amendments; Acknowledgments................ 44
      Section 8.2.  Survival of Agreements; Cumulative Nature.............. 46
      Section 8.3.  Notices................................................ 46
      Section 8.4.  Parties in Interest.................................... 46
      Section 8.5.  Governing Law; Submission to Process................... 47
      Section 8.6.  Limitation on Interest................................. 47
      Section 8.7.  Termination; Limited Survival.......................... 48
      Section 8.8.  Severability........................................... 48
      Section 8.9.  Counterparts........................................... 48
      Section 8.10. Waiver of Jury Trial, Punitive Damages, Etc............ 48
      Section 8.11. Restatement............................................ 49

SCHEDULE 1 -- Disclosure Schedule
SCHEDULE 2 -- Security Schedule
SCHEDUEL 3 -- Hedging Contracts

EXHIBIT A -- Note
EXHIBIT B -- Request for Advance
EXHIBIT C -- Rate Election
EXHIBIT D -- Certificate Accompanying Financial Statement
EXHIBIT E -- Opinion of Borrower's Counsel
EXHIBIT F -- Insurance Certificates

                         FIRST RESTATED CREDIT AGREEMENT

      THIS FIRST RESTATED CREDIT AGREEMENT is made as of July 8, 1997, by and among OEDC Exploration & Production, L.P., a Texas limited partnership (herein called "Borrower"), Offshore Energy Development Corporation, a Delaware corporation ("OEDC"), OEDC, Inc., a Texas corporation ("General Partner"), OEDC Partners, L.P., a Texas limited partnership ("OEDC Partners"), Dauphin Island Gathering Company, L.P., a Texas limited partnership ("Dauphin"), OEDC Processing, L.P. a Texas limited partnership ("OEDC Processing") and Union Bank of California, N.A. (herein called "Lender"). In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

ARTICLE I - DEFINITIONS AND REFERENCES

      Section 1.1. DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

      "ADVANCE" has the meaning given it in Section 2.1.

      "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

      "AGREEMENT" means this First Restated Credit Agreement.

      "ASSOCIATED PROPERTY" means any rights of any Related Person, as lessee in the surface estate associated with the Property.

      "BASE RATE" means the per annum rate of interest equal to the sum of (a) the Base Rate Margin plus (b) the variable rate of interest per annum established from time to time by Lender as its "reference rate" (which rate of interest may not be the lowest rate charged on similar loans). Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

      "BASE RATE MARGIN" means, on each day:

      (a) two and one-half percent (2.5%) for that portion of the outstanding principal amount of the Loan on such day which is in excess of $7,000,000,

      (b) three-quarters of one percent (.75%) per annum for that portion of the outstanding principal amount of the Loan on such date which is equal to or less than $7,000,000 when the outstanding principal amount of the Loan on such day is greater than $5,500,000,

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      (c) one-half of one percent (.50%) per annum when the outstanding principal amount of the Loan on such day is greater than $2,500,000 but less than or equal to $5,500,000, and

      (d) one-quarter of one percent (.25%) per annum when the outstanding principal amount of the Loan on such day is less than or equal to $2,500,000.

      "BASE RATE PORTION" means that portion of the unpaid principal balance of the Loan which is not made up of Fixed Rate Portions.

      "BORROWER" means OEDC Exploration & Production, L.P., a Texas limited partnership.

      "BORROWING BASE" means at the particular time in question, either the amount provided for in Section 2.9 or the amount determined by Lender in accordance with the provisions of Section 2.10.

      "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Los Angeles, California. Any Business Day in any way relating to Fixed Rate Portions (such as the day on which an Interest Period begins or ends) must also be a day on which transactions in United States' dollars are carried out in the eurocurrency market.

      "COLLATERAL" means all property of any kind of any Related Person which is subject to a Lien in favor of Lender or which, under the terms of any Security Document, is purported to be subject to such a Lien.

      "COMMITMENT PERIOD" means the period from and including the date hereof until and including September 30, 1999 as such date may be extended pursuant to
Section 2.1 (or, if earlier, the day on which the Note first becomes due and payable in full).

      "CONSOLIDATED" refers to the consolidation of any Person with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

      "DAUPHIN" means Dauphin Island Gathering Company, L.P., a Texas limited partnership, whose sole general partner is General Partner.

      "DEBT" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent.

      "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

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      "DETERMINATION DATE" has the meaning given it in Section 2.10.

      "DISCLOSURE SCHEDULE" means Schedule 1 hereto. Insofar as any representations and warranties made herein are incorporated in other Loan Documents by reference to this Agreement or otherwise remade in Loan Documents delivered as of a date after the date hereof, the term "Disclosure Schedule" shall in such representations and warranties be deemed to refer as well to all information contained in the financial statements delivered pursuant to Section 5.1(b)(i) and all written disclosures made pursuant to Section 5.1(d).

      "EBITDA" means, for any period, the sum (determined on a Consolidated basis and in accordance with GAAP) of (a) Borrower's net income (or net loss) after deduction of all expenses and other charges for such period, and (b) Borrower's Consolidated taxes, interest, and interest associated with leasing arrangements to the extent such taxes and interest are taken into account in determining such net income (or net loss) for such period, depreciation, amortization, depletion expenses and other non-cash items taken into account in determining such net income (or net loss) for such period.

      "ENGINEERING REPORT" means each engineering report delivered pursuant to Sections 5.1(b)(iii) and (iv).

      "ENRON PARTNERSHIP" means South Dauphin II Limited Partnership, a Texas limited partnership, where sole general partner is Borrower.

      "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, and any and all other federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

      "ERISA PLAN" means any pension benefit plan subject to Title IV of ERISA maintained by any Related Person or any Affiliate thereof with respect to which any Related Person has a fixed or contingent liability.

      "EVENT OF DEFAULT" has the meaning given it in Section 7.1.

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      "EXCEPTED LIENS" means: (a) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action; (b) Liens in connection with worker's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (c) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of oil and gas properties and statutory landlord's liens in respect of obligations which are not yet due and payable or which are being contested in good faith by appropriate proceedings diligently conducted by any Related Person and for which adequate reserves have been made pursuant to GAAP; (d) any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by any Related Person or materially impair the value of such property subject thereto; (e) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other property of any Related Person for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities and deficiencies in title of any rights of way or other property which in the aggregate do not materially impair the use of such rights of way or other property for the purposes of which such rights of way and other property are held by such Related Person or materially impair the value of such property subject thereto; (f) any Liens permitted by the terms of the Security Documents; and (g) any Liens arising pursuant to transportation, production handling and other similar agreements necessary or desirable in the transportation and handling of hydrocarbons from the properties of the Related Persons, which Liens secure amounts for the payment of the costs and expenses of such transportation and handling, provided that such amounts are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted by such Related Persons and for which adequate reserves have been made pursuant to GAAP.

      "FISCAL QUARTER" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

      "FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

      "FIXED RATE" means, with respect to each particular Fixed Rate Portion and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Lender (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

      Fixed Rate =

              LIBOR RATE          + Fixed Rate Margin
      ---------------------------
      100.0% - Reserve Percentage

The Fixed Rate for any Fixed Rate Portion shall change whenever the Fixed Rate Margin changes, but if the Reserve Percentage changes during the Interest Period for a Fixed Rate Portion, Lender may, at its option, either change the Fixed Rate for such Fixed Rate Portion or leave it unchanged for the duration of such Interest Period. The Fixed Rate shall in no event, however, exceed the Highest Lawful Rate.

      "FIXED RATE MARGIN" means, on each day:

      (a) four percent (4%) for that portion of the outstanding principal amount of the Loan on such day which is in excess of $7,000,000,

      (b) two and one-quarter of one percent (2.25%) per annum for that portion of the outstanding principal amount of the Loan which is equal to or less than $7,000,000 when the outstanding principal amount of the Loan on such day is greater than $5,500,000,

      (c) two percent (2.0%) per annum when the outstanding principal amount of the Loan on such day is greater than $2,500,000 but less than or equal to $5,500,000, and

      (d) one and three-quarters of one percent (1.75%) per annum when the outstanding principal amount of the Loan on such day is equal to or less than $2,500,000.

      "FIXED RATE PORTION" mean any portion of the unpaid principal balance of the Loan which Borrower designates as such in a Rate Election.

      "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements.

      "GENERAL PARTNER" means OEDC, Inc., a Texas corporation.

      "GUARANTORS" means, collectively, OEDC, Dauphin, General Partner, OEDC Partners, OEDC Processing, and any other Person who has guaranteed some or all of the Obligations and has been accepted by Lender as a Guarantor; each individually, a "GUARANTOR".

      "HAZARDOUS MATERIALS" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

      "HIGHEST LAWFUL RATE" means the maximum nonusurious rate of interest that Lender is permitted under applicable law to contract for, take, charge, or receive with respect to the Loan.

      "INITIAL ENGINEERING REPORT" means the engineering report concerning oil and gas properties of Borrower, prepared by Ryder Scott Company as of December 31, 1996.

      "INITIAL FINANCIAL STATEMENTS" means (i) the audited annual financial statements of OEDC dated as of December 31, 1996, and (ii) the unaudited quarterly consolidated financial statements of OEDC dated as of March 31, 1997.

      "INTEREST EXPENSES" means for any period, the Consolidated expenses of Borrower for such period for net interest and fees on Debt incurred in connection with the borrowing of money.

      "INTEREST ONLY PERIOD" means the period beginning on the date hereof and ending on September 30, 1997 (or, if earlier, the day on which the Note first becomes due and payable in full); provided that the Interest Only Period may be extended by Lender in its sole discretion in connection with each redetermination of the Borrowing Base.

      "INTEREST PERIOD" means, with respect to each particular Fixed Rate Portion of the Loan, a period of 1, 2 or 3 months, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day) and (ii) any Interest Period which begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have occurred if there were a numerically corresponding day in such calendar month. No Interest Period may be elected which would extend past the date on which the Note is due and payable in full.

      "LATE PAYMENT RATE" means, at the time in question, five percent (5%) per annum plus the Base Rate then in effect; provided that, with respect to any Fixed Rate Portion with an Interest Period extending beyond the date such Fixed Rate Portion becomes due and payable, "Late Payment Rate" shall mean five percent (5%) per annum plus the related Fixed Rate. The Late Payment Rate shall in no event, however, exceed the Highest Lawful Rate.

      "LENDER" means Union Bank of California, N.A. and its successors and assigns.

      "LIBOR RATE" means, with respect to each particular Fixed Rate Portion and with respect to the related Interest Period, the rate of interest per annum determined by Lender in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to Lender at approximately 9:00 a.m. Los Angeles time two Business Days prior to the first day of such Interest Period (by prime banks in the interbank eurocurrency market which have been selected by Lender in accordance with its customary general practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the amount of such Fixed Rate Portion and for a period of time equal or comparable to the length of such Interest Period. The LIBOR Rate determined by Lender with respect to a particular Fixed Rate Portion shall be fixed at such rate for the duration of the associated Interest Period. If Lender is unable so to determine the LIBOR Rate for any Fixed Rate Portion, or if the associated Fixed Rate would exceed the Highest Lawful Rate, Borrower shall be deemed not to have elected such Fixed Rate Portion.

      "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

      "LOAN" has the meaning given it in Section 2.1.

      "LOAN DOCUMENTS" means this Agreement, the Note, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith and under which there are duties, representations, warranties, certifications or obligations of or by the Related Persons (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof).

      "MATERIAL AGREEMENTS" means, collectively, (i) the limited partnership agreement of Borrower, (ii) the limited partnership agreement of Dauphin, (iii) the limited partnership agreement of the Enron Partnership, (iv) the limited partnership agreement of Dauphin Island Gathering Partners, (v) the limited partnership agreement of OEDC Partners, (vi) the limited partnership agreement of South Dauphin Partners, Ltd, and (vii) the limited partnership agreement of OEDC Processing.

      "MAXIMUM LOAN AMOUNT" means $30,000,000.

      "MBPP" means Mobile Bay Processing Partners, a Delaware general partnership, in which OEDC Processing owns a 1% general partnership interest.

      "MBPP OPTION" means the option granted to OEDC Processing allowing it to, upon exercise of such option, increase its investment in MBPP to any amount equal to [24%] of MBPP.

      "MMS" means the U.S. Department of Interior, Minerals Management Service.

      "MONTHLY REDUCTION AMOUNT" means for each month after the Interest Only Period, (i) $550,000, for the first twelve months after the Interest Only Period, (ii) $440,000 for the thirteenth through eighteenth month after the Interest Only Period, (iii) $293,333, for the nineteenth through twenty-third month after the Interest Only Period, and (iv) $293,335 for the twenty-fourth month after the Interest Only Period; provided that such amounts may be redetermined by Lender in its sole discretion in connection with each redetermination of the Borrowing Base.

      "NOTE" has the meaning given it in Section 2.1.

      "OBLIGATIONS" means the sum of (a) all Debt from time to time owing by Borrower to Lender under or pursuant to any of the Loan Documents, plus (b) all other Debt from time to time owing by any of the Related Persons to Lender. "OBLIGATION" means any part of the Obligations.

      "OEDC" means Offshore Energy Development Corporation, a Delaware corporation.

      "OEDC PARTNERS" means OEDC Partners, L.P., a Texas limited partnership, whose sole general partner is General Partner.

      "OEDC PROCESSING" means OEDC Processing, L.P., a Texas limited partnership.

      "ORIGINAL CREDIT AGREEMENT" means that certain Credit Agreement dated August 28, 1996, among Borrower, OEDC, General Partner, OEDC Partners, Dauphin and Lender, as amended by that certain First Amendment to Credit Agreement dated as of January 24, 1997, and that certain Second Amendment to Credit Agreement dated as of March 14, 1997.

      "PERMITTED INVESTMENTS" means investments:

            (a) in open market commercial paper, maturing not later than thirty
      (30) days after acquisition thereof, which has the highest or second highest credit rating given by either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc.

            (b) in marketable obligations, maturing within thirty (30) days after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

            (c) in demand deposits, and time deposits (including certificates of deposit) maturing within thirty (30) days from the date of deposit thereof, with any office of Lender or with a domestic office of any national or state bank or trust company which is organized under the laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $250,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc.

            (d) in repurchase agreements relating to investments described in clauses (a) through (c) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $250,000,000.

            (e) in any Related Person.

      "PERSON" means an individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

      "PROHIBITED LIEN" means any Lien not expressly allowed under Section
5.2(b).

      "PROPERTY" has the meaning given it in the Mortgage.

      "PROPERTY EXCHANGE" means the transfer by Borrower of certain of its oil and gas interests related to Mobile Block 830 and Pensacola Block 881 in exchange for certain oil and gas interests held by Taurus Exploration USA, Inc. in Destin Dome 1 and Destin Dome 2.

      "RATE ELECTION" has the meaning given it in Section 2.4.

      "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

      "RELATED PERSON" means Borrower and Guarantors, provided that the addition of any Person as a Guarantor after the date hereof shall be subject to Section 5.2(n).

      "REPORTABLE EVENT" has the meaning stated in Title IV of ERISA.

      "REQUEST FOR ADVANCE" means a written request made by Borrower which meets the requirements of Section 2.2.

      "RESERVE PERCENTAGE" means, on any day with respect to each particular Fixed Rate Portion, the maximum reserve requirement, as determined by Lender (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to Lender under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D) equal in amount to such Fixed Rate Portion, were Lender to have any such "Eurocurrency liabilities". If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

      "RESTRICTED DEBT" of any Person means Debt in any of the following categories:

            (a) Debt for borrowed money,

            (b) Debt constituting an obligation to pay the deferred purchase price of property or services,

            (c) Debt evidenced by a bond, debenture, note or similar instrument,

            (d) Debt which would be shown on such Person's balance sheet as a liability (other than reserves for taxes and contingent obligations),

            (e) Debt arising under futures contracts, swap contracts, or similar speculative agreements,

            (f) Debt constituting principal under capitalized leases,

            (g) Debt arising under conditional sales or other title retention agreements,

            (h) Debt owing under direct or indirect guaranties of Debt of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Debt of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Debt, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

            (i) Debt of the types described in clauses (a), (b), (c), (f) and
      (g) of this definition of Restricted Debt owing by virtue of such Person's liability as a general partner of any other Person, except where the holder of such Debt has agreed to waive any recourse as to such general partner,

            (j) Debt with respect to letters of credit or applications or reimbursement agreements therefor,

            (k) Debt with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), OR

            (l) Debt with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the term "Restricted Debt" shall not include Trade Debt which is ninety (90) days or less past due.

      'SECURITY DOCUMENTS" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person to Lender in connection with this

Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

      'SECURITY SCHEDULE" means Schedule 2 hereto.

      'SOLID WASTE" has the meaning specified in the Resource Conservation and Recovery Act of 1976, as heretofore amended.

      'SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

      "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a 'substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

      "TRADE DEBT" means any Debt owed by any Person on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business.
      Section 1.2. EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

      Section 1.3. AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

      Section 1.4. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

      Section 1.5. CALCULATIONS AND DETERMINATIONS. All calculations under the Loan Documents of fees and of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by Lender of amounts to be paid under Sections 2.11 through
2.15 or any other matters which are to be determined hereunder by Lender (such as any LIBOR Rate, Fixed Rate, Business Day, Interest Period or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Lender otherwise consents all financial statements and reports furnished to Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

ARTICLE II - THE LOAN

      Section 2.1.  ADVANCES; EXTENSION OF COMMITMENT PERIOD.

      (a) ADVANCES. Subject to the terms and conditions hereof, Lender agrees to make advances to Borrower (herein called "Advances") upon request from time to time during the Commitment Period so long as the aggregate amount of Advances outstanding at any time does not exceed the lesser of the Maximum Loan Amount and the Borrowing Base in effect as of the date on which the requested Advance is to be made. It is expressly understood that Lender's commitment to advance funds hereunder is determined only by reference to the lesser of the Maximum Loan Amount and the Borrowing Base from time to time in effect, and the face amount of the Note and the amount specified in the Security Documents are specified at a greater amount only for the convenience of the parties to avoid the necessity of preparing and recording supplements to the Security Documents. The amount of any Advance must be greater than or equal to $100,000 or must equal the unadvanced portion of the Borrowing Base. The obligation of Borrower to repay to Lender the aggregate amount of all Advances made by Lender (herein called the "Loan"), together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called the "Note") made by Borrower payable to the order of Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on the Note at any given time shall be the aggregate amount of all Advances theretofore made minus all payments of principal theretofore received by Lender on the Note. Interest on the Note shall accrue and be due and payable as provided herein and therein. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

      (b) EXTENSION OF COMMITMENT PERIOD. So long as no Default shall have occurred and be continuing at such time, at least ninety (90) days but not more than 120 days before each September 30, beginning September 30, 1999, Borrower may request in writing to Lender that the Commitment Period be extended by one year from the then scheduled date. On or before the immediately following August 31 after each such request, Lender shall notify Borrower in writing whether it elects to so extend the Commitment Period. Any failure by Lender to so notify Borrower shall be deemed to be a decision by Lender to not extend the Commitment Period.

      Section 2.2. REQUESTS FOR ADVANCES. Borrower must give to Lender notice of any requested Advance as follows:

            (a) if all of such Advance is designated as a Base Rate Portion, by 11:00 a.m., Dallas, Texas time, on the date such Advance is requested to be made;

            (b) if any part of such Advance is designated by Borrower as a Fixed Rate Portion, by 11:00 a.m., Dallas, Texas time, on the second Business Day preceding the date such Advance is requested to be made.

Each such written request or confirmation must be made in the form and substance of the "Request for Advance" attached hereto as Exhibit B, duly completed. If all conditions precedent to such Advance have been met, Lender will on the date requested make the Advance available to Borrower in immediately available funds at Lender's office in Dallas, Texas. Each Request for Advance, with respect to any portion of the Advance requested thereby that is designated as a Fixed Rate Portion, shall be irrevocable and binding on Borrower.

      Section 2.3. USE OF PROCEEDS. Borrower shall use all funds from the initial Advance to repay all Debt owing in connection with the Existing Credit Agreement. All funds from subsequent Advances shall be used (i) to finance the acquisition and development of oil and gas properties, (ii) up to $1,000,000 to fund Borrower's share of the capital expenditures made by the Enron Partnership and (iii) for general business purposes. In no event shall any funds lent hereunder be used directly or indirectly by any Persons for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

      Section 2.4. RATE ELECTIONS. Borrower may from time to time designate all or any portion of the Loan (including any yet to be made Advances which are to be made prior to or at the beginning of the designated Interest Period but excluding any portions of the Loan which are required to be repaid prior to the end of the designated Interest Period) as a "Fixed Rate Portion". Without the consent of Lender, Borrower may make no such election during the continuance of a

Default, and Borrower may make such an election with respect to already existing Fixed Rate Portions only if such election will take effect at or after the termination of the Interest Period applicable thereto. Each election by Borrower of a Fixed Rate Portion shall:

            (a) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit C, duly completed;

            (b) Specify the amount of the Loan which Borrower desires to designate as a Fixed Rate Portion, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

            (c) Be received by Lender not later than 11:00 a.m., Dallas, Texas time, on the second Business Day preceding the first day of the specified Interest Period.

Each election which meets the requirements of this section (herein called a "Rate Election") shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Section 1.1, and the amount of the Fixed Rate Portion elected in any Rate Election must be $100,000 or a higher integral multiple of $100,000. Upon the termination of each Interest Period the portion of the Loan within the related Fixed Rate Portion shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion of the Loan and become subject to all provisions of the Loan Documents governing such Base Rate Portion. Borrower shall have no more than three (3) Fixed Rate Portions in effect at any time.

      Section 2.5.  FEES.

            (a) COMMITMENT FEES. In consideration of Lender's commitment to make Advances, Borrower will pay to Lender a commitment fee determined on a daily basis by applying a rate of three-eighths of one percent (.375%) to the unused portion of the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the unpaid aggregate principal balance of the Loan at the end of such day. This commitment fee shall be due and payable in arrears on the last day of each calendar quarter and at the end of the Commitment Period.

            (b) FACILITY FEES. On the date hereof, Borrower shall pay to Lender a facility fee in the amount of $50,000.

            (c) ENGINEERING FEES. On each Determination Date, Borrower shall pay to Lender an engineering fee in the amount of $5,000.

      Section 2.6. OPTIONAL PREPAYMENTS. Borrower may, upon two (2) Business Days" notice to Lender, from time to time and without premium or penalty prepay the Note, in whole or in part, so long as each partial prepayment of principal on the Note is greater than or equal to $10,000, so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of the Loan to less than $10,000 without first either (a) terminating this

Agreement or (b) providing assurance satisfactory to Lender in its discretion that Lender's legal rights under the Loan Documents are in no way affected by such reduction. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

      Section 2.7.  MANDATORY PREPAYMENTS AND MONTHLY REDUCTION.

            (a) MANDATORY PREPAYMENTS. If the unpaid principal balance of the Loan ever exceeds the Borrowing Base (other than as a result of a Monthly Reduction Amount as provided in Section 2.7(b)) Borrower shall, within ten
      (10) days after Lender gives notice of such fact to Borrower, either (i) prepay the principal of the Loan in an amount at least equal to such excess, (ii) give notice to Lender electing to prepay the principal of the Loan in six (or fewer) installments in an aggregate amount at least equal to such excess, or (iii) grant Lender first perfected Liens in and to such additional Collateral satisfactory to Lender, pursuant to documentation in form and substance satisfactory to Lender to increase the Borrowing Base to an amount equal to the then aggregate outstanding principal balance of the Loan. Each installment under clause (ii) of the immediately preceding sentence shall equal or exceed one-sixth of such excess; the first such installment shall be paid with the giving of such notice and the subsequent installments shall be due and payable at one month intervals thereafter until such excess has been eliminated.

            (b) MONTHLY REDUCTION. On the last day of each month beginning one month after the end of the Interest Only Period, the Borrowing Base shall be reduced by the Monthly Reduction Amount. To the extent that the unpaid principal balance of the Loan ever exceeds the Borrowing Base (any such amount being called the "excess") as a result of such a reduction, Borrower shall, on the same day as such reduction occurs, prepay, the principal of the Loan in the amount of the excess.

            (c) APPLICATION OF PAYMENTS. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

      Section 2.8. PAYMENTS TO LENDER. Borrower will make each payment which it owes under the Loan Documents not later than 12:00 noon, Los Angeles, California time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note. When Lender collects or receives money on account of the Obligations, Lender may apply such money as it elects to the various Obligations then due and payable; provided that, so long as no Event of Default has occurred, all payments applied to principal shall be applied first to any outstanding Base Rate Portion, then to the outstanding Fixed Rate Portions in such order as Borrower may direct.

      Section 2.9. INITIAL BORROWING BASE. During the period from the date hereof to the first Determination Date, the Borrowing Base shall be $11,000,000.

      Section 2.10. SUBSEQUENT DETERMINATIONS OF BORROWING BASE. By March 31, June 30, September 30 and December 31 of each year, beginning September 30, 1997, Borrower shall furnish to Lender all information, reports and data which Lender has then requested concerning Borrower's businesses and properties (including Borrower's oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in
Section 5.1(b)(iii) or (iv) as applicable. Borrower and Lender shall each have the right to request one additional redetermination of the Borrowing Base during any period of twelve consecutive calendar months. Within thirty (30) days after receiving such information, reports and data, or as promptly thereafter as practicable, Lender shall by notice to Borrower designate the new Borrowing Base available to Borrower hereunder during the period beginning on and including the date such notice is sent (herein called a "Determination Date") and continuing until but not including the next date as of which the Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section Lender may nonetheless designate the Borrowing Base at any amount which it determines and may redesignate the Borrowing Base from time to time thereafter until Lender receives all such information, reports and data, whereupon Lender shall designate a new Borrowing Base as described above. Lender shall determine the amount of the Borrowing Base based upon the loan collateral value which it in its discretion assign to the various items of Collateral at the time in question in accordance with its customary practices and standards applied generally to its substantial energy credits and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Related Persons and their Affiliates) as it in its discretion (but in accordance with its customary practices and standards) deems significant. It is expressly understood that Lender has no obligation to designate the Borrowing Base at any particular amount.

      Section 2.11. CAPITAL ADEQUACY. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender, then, upon demand by Lender, Borrower will pay to Lender, from time to time as specified by Lender, such additional amount or amounts which Lender shall determine to be appropriate to compensate Lender or any corporation controlling Lender in light of such circumstances, to the extent that Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of the Note or commitments under this Agreement.

      Section 2.12. INCREASED COST OF FIXED RATE PORTIONS. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

            (a) shall change the basis of taxation of payments to Lender of any principal, interest, or other amounts attributable to any Fixed Rate Portion or otherwise due under this Agreement in respect of any Fixed Rate Portion (other than taxes imposed on the overall net income of Lender or any lending office of Lender by any jurisdiction in which Lender or any such lending office is located); or

            (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Fixed Rate Portion (excluding those for which Lender is fully compensated pursuant to adjustments made in the definition of Fixed Rate) or against assets of, deposits with or for the account of, or credit extended by, Lender; or

            (c) shall impose on Lender or the interbank eurocurrency deposit market any other condition affecting any Fixed Rate Portion, the result of which is to increase the cost to Lender of funding or maintaining any Fixed Rate Portion or to reduce the amount of any sum receivable by Lender in respect of any Fixed Rate Portion by an amount deemed by Lender to be material, then Lender shall promptly notify Borrower in writing of the happening of such event and of the amount required to compensate Lender for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon
(i) Borrower shall pay such amount to Lender and (ii) Borrower may elect, by giving to Lender not less than three Business Days" notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion.

      Section 2.13. AVAILABILITY. If (a) any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for Lender to fund or maintain Fixed Rate Portions, or shall materially restrict the authority of Lender to purchase or take offshore deposits of dollars, or (b) Lender determines that matching deposits appropriate to fund or maintain any Fixed Rate Portion are not available to it, or (c) Lender determines that the formula for calculating the Fixed Rate does not fairly reflect the cost to Lender of making or maintaining loan based on such rate, then the right of Borrower to elect Fixed Rate Portions shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Fixed Rate Portions (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion.

      Section 2.14. FUNDING LOSSES. In addition to its other obligations hereunder, Borrower will indemnify Lender against, and reimburse Lender on demand for, any loss or expense incurred or sustained by Lender (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain Fixed Rate Portions or Advances), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of an Advance made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of any Advance to be made or of any Rate Election to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Related Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Fixed Rate Portion into the Base Rate Portion or into a different Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends.

      Section 2.15.  REIMBURSABLE TAXES.  Borrower covenants and agrees that:

            (a) Borrower will indemnify Lender against and reimburse Lender for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Fixed Rate Portions (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Lender or any lending office of Lender by any jurisdiction in which Lender or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section).

            (b) All payments on account of the principal of, and interest on, the Loan and the Note, and all other amounts payable by Borrower to Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Lender an official receipt or other official document evidencing payment of such deduction or withholding.

            (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Fixed Rate Portion Borrower may elect, by giving to Lender not less than three

      Business Days" notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion, but such election shall not diminish the obligation of Borrower to pay all such Reimbursable Taxes.

ARTICLE III - CONDITIONS PRECEDENT TO LENDING

      Section 3.1. DOCUMENTS TO BE DELIVERED. Lender has no obligation to make its first Advance unless Lender shall have received all of the following, at Lender's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Lender:

            (a) The Note.

            (b) An "Omnibus Certificate" of the Secretary and of the Chief Operating Officer or the Executive Vice President of General Partner, which shall contain the names and signatures of the officers of General Partner authorized to execute Loan Documents on behalf of General Partner and on behalf of Borrower and Dauphin in General Partner's capacity as general partner of Borrower and Dauphin and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of General Partner and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents of General Partner and all amendments thereto, certified by the appropriate official of General Partner's state of organization, (iii) a copy of any bylaws of General Partner, (iv) a copy of the limited partnership agreement of Borrower, (v) a copy of the limited partnership agreement of Dauphin, (vi) a copy of the Certificate of Limited Partnership of Borrower, (vii) a copy of the Certificate of Limited Partnership of Dauphin, (viii) a copy of the limited partnership agreement of the Enron Partnership, (ix) a copy of the Certificate of Limited Partnership of the Enron Partnership, (x) a copy of the limited partnership agreement of OEDC Partners, (xi) a copy of the Certificate of Limited Partnership of OEDC Partners, (xii) a copy of the limited partnership agreement of OEDC Processing, and (xiii) a copy of the Certificate of Limited Partnership of OEDC Processing.

            (c) An "Omnibus Certificate" of the Secretary and of the Chief Operating Officer or the Executive Vice President of OEDC, which shall contain the names and signatures of OEDC authorized to execute Loan Documents on behalf of OEDC and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto:
      (i) a copy of resolutions duly adopted by the Board of Directors of OEDC and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (ii) a copy of the charter documents of OEDC and all amendments thereto, certified by the appropriate official of OEDC's state of organization and
      (iii) a copy of any bylaws of OEDC.

            (d) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction.

            (e) A "Compliance Certificate" of the Chief Operating Officer or the Executive Vice President and of the secretary of General Partner, of even date with such Advance, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 3.2.

            (f) A favorable opinion of Bracewell & Patterson, counsel for Borrower and Guarantors, substantially in the form set forth in Exhibit E.

            (g) Each Security Document listed in the Security Schedule.

            (h) Endorsements naming Lender as an additional insured or loss payee, as appropriate, on all liability insurance, business interruption and all property insurance policies of Borrower and a detailed schedule of all insurance of Borrower attached hereto as Exhibit F.

            (i) All pending or, to the knowledge of any Related Person, threatened actions, suits or legal, equitable, arbitrative or administrative proceedings by or against any Related Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency or instrumentality, domestic or foreign shall be described on the Disclosure Schedule. There shall be no outstanding order or injunction which would prohibit any of the transactions contemplated by the Loan Documents.

            (j) Evidence of bonds required by the MMS for the operation by Borrower of its oil and gas properties.

            (k) A certificate of a Vice President of General Partner certifying that the Debt previously owed in respect of the Preference Units pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of OEDC Partners, L.P. dated as of July 31, 1995 has been fully satisfied.

      Section 3.2. ADDITIONAL CONDITIONS PRECEDENT. Lender has no obligation to make any Advance (including the first) unless the following conditions precedent have been satisfied:

            (a) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such Advance (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Advance.

            (b) No Default shall exist at the date of such Advance.

            (c) No material adverse change shall have occurred to Borrower's Consolidated financial condition or businesses, or to the Related Persons" financial condition or businesses taken as a whole, since the date of this Agreement.

            (d) Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Advance.

            (e) The making of such Advance shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

            (f) Lender shall have received all documents and instruments which Lender has then reasonably requested as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Loan Documents.


ARTICLE IV - REPRESENTATIONS AND WARRANTIES

      Section 4.1. BORROWER'S REPRESENTATIONS AND WARRANTIES. To confirm Lender's understanding concerning Borrower and its businesses, properties and obligations and to induce Lender to enter into this Agreement and to make the Loan, the Related Persons, jointly and severally, represent and warrant to Lender that:

            (a) NO DEFAULT. No event has occurred and is continuing which constitutes a Default.

            (b) ORGANIZATION AND GOOD STANDING. Each Related Person which is a corporation or partnership is duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except that it shall not be required hereunder to so qualify in any jurisdiction where no Collateral is located if the failure so to qualify could not reasonably be expected to cause a material adverse change in the business, financial condition, or results of operations of Borrower or of the Related Persons taken as a whole. Each Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable, except where such actions and procedures the failure of which to take could not reasonably be expected to cause a material adverse change in the business, financial condition, or results of operations of Borrower or of the Related Persons taken as a whole.

            (c) AUTHORIZATION. Each Related Person which is a corporation or partnership has duly taken all corporate or partnership action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

            (d) NO CONFLICTS OR CONSENTS. The execution and delivery by the various Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any domestic or foreign law, statute, rule or regulation, (2) the articles or certificate of incorporation, bylaws, charter, or partnership agreement or certificate of any Related Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Related Person,
      (ii) result in the acceleration of any Debt owed by any Related Person, or
      (iii) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

            (e) ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors" rights and general principles of equity.

            (f) INITIAL FINANCIAL STATEMENTS. The Initial Financial Statements fairly present OEDC's Consolidated financial position at the respective dates thereof and the Consolidated results of OEDC's operations Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements no material adverse change has occurred in OEDC's financial condition or businesses, OEDC's Consolidated financial condition or businesses, or the financial condition or businesses of the Related Persons taken as a whole. All Initial Financial Statements were prepared in accordance with GAAP.

            (g) OTHER OBLIGATIONS AND RESTRICTIONS. No Related Person has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to such Related Person or material with respect to such Related Person's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule. No Related Person is in default in any material respect under any material partnership agreement, indenture, promissory note, franchise or other agreement or obligation to which it is a party or by which any of its properties is bound. No Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is materially likely in the foreseeable future to materially and adversely affect the businesses, properties, prospects, operations, or financial condition of such Related Person or of such Related Person on a Consolidated basis.

            (h) FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by any Related Person to Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks, including pricing risks, normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Related Person (other than industry-wide risks, including pricing risks, normally associated with the types of businesses conducted by the Related Persons) that has not been disclosed to Lender in writing which could materially and adversely affect any Related Person's properties, business, prospects or condition (financial or otherwise) or any Related Person's Consolidated properties, businesses, prospects or condition (financial or otherwise). All data and information provided by Borrower in connection with any Engineering Report was true and correct and did not fail to include any information known to or reasonably available to any Related Person which was required in order to keep the information which was provided from being materially misleading, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that no Related Person warrants that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Lender true, correct and complete copies of the Initial Financial Statements.

            (i) LITIGATION. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Related Person threatened, which affect any of the Property (including any challenge or otherwise pertaining to Borrower's title to the Property) against any Related Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which could reasonably be expected to cause a material adverse change in the business, financial condition, or results of operations of Borrower or of the Related Persons taken as a whole, or their ownership or use of any of their assets or properties, or the right or ability of any Related Person to enter into the Loan Documents to which it is a party or to consummate the transactions contemplated thereby or to perform its obligations thereunder and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or any Related Person's stockholders, partners, directors or officers which have or may have any such effect.

            (j) ERISA LIABILITIES. All currently existing ERISA Plans are listed in the Disclosure Schedule. No Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Materials: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

            (k) ENVIRONMENTAL AND OTHER LAWS. Except as disclosed in the Disclosure Schedule: (i) the Related Persons are conducting their businesses in material compliance with all applicable federal, state or local laws, including Environmental Laws, and have and are in compliance in all material respects with all licenses and permits required under any such laws; (ii) none of the operations or properties of any Related Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (iii) no Related Person (and to the best knowledge of each Related Person, no other Person) has filed any notice under any federal, state or local law indicating that any Related Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any material amount of Hazardous Materials has been improperly released, or are improperly stored or disposed of, upon any property of any Related Person; (iv) no Related Person has transported or arranged for the transportation of any Hazardous Material to any location which is (1) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (2) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Related Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise) which could reasonably be expected to have a material adverse change in the business financial condition, or results of operations of Borrower or the Related Persons taken as a whole; and (v) no Related Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials. Borrower undertook, at the time of acquisition of the Property, all appropriate inquiry into the previous ownership and uses of the Property consistent with good commercial or customary practice. Borrower has taken all steps reasonably necessary to determine and has determined that no material amount of Hazardous Materials or Solid Wastes have been disposed of or otherwise released on or to the Property in violation of any applicable law or the disposal or release of which will impose any material remedial obligations under any Environmental Laws. The use which Borrower makes and intends to make of the Property will not result in the disposal of or other release of any material amount Hazardous Material or Solid Waste on or to the Property in violation of any applicable laws or the disposal or release of which will subject Borrower to any material remedial obligations under any Environmental Laws.

            (l) NAMES AND PLACES OF BUSINESS. No Related Person has, during the preceding five years, had, been known by, or used any other corporate trade, or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule, the chief executive office and principal place of business of the Related Persons are (and for the preceding five years have been) located at the address of Borrower set out in Section 8.3. Except as indicated in the Disclosure Schedule, no Related Person has any other office or place of business.

            (m) SUBSIDIARIES. No Related Person presently has any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule. No Related Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule. As of the date hereof each of the Related Persons owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

            (n) TITLE TO PROPERTIES. Each Related Person has good and defensible title to all of its material properties and assets free and clear of all Prohibited Liens and of all impediments to the use of such properties and assets in such Related Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed.

            (o) SOLVENCY. Upon giving effect to the issuance of the Note, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws).

            (p) NO FINANCING OF REGULATED CORPORATE TAKEOVERS. No funds lent hereunder will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

            (q) TAXES. All tax returns required to be filed by any Related Person in any jurisdiction have been filed and all taxes, assessments, fees, or other governmental charges upon any Related Person or upon any of its properties, income, or franchises have been paid prior to the time that such taxes, assessments, or levies could give rise to a Lien thereon, except for any taxes, assessments, charges or levies that such Related Person is contesting in good faith by appropriate proceedings and has set aside on its books adequate reserves therefor.

            (r) GOVERNMENT REGULATION. No Related Person is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other statute, law, regulation or decree which regulates the incurring by such Related Person of Debt, including, but not limited to, statutes, laws, regulations or decrees relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

            (s) INSIDER. No Related Person is, and no Person having "control" (as that term is defined in 12 U.S.C. ss. 375(b)(5) or in regulations promulgated pursuant thereto) of any Related Person is, an "executive officer", "director" or "principal shareholder" (as those terms are defined in 12 U.S.C. ss. 375(b) or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender is a Subsidiary or of any Subsidiary of a bank holding company of which Lender is a Subsidiary.

      Section 4.2. REPRESENTATION BY LENDER. Lender hereby represents that it will acquire the Note for its own account in the ordinary course of its commercial lending business; however, the disposition of Lender's property shall at all times be and remain within its control and, in particular and without limitation, Lender may, subject to the terms of this Agreement, sell or otherwise transfer the Note, any participation interest or other interest in the Note, or any of its other rights and obligations under the Loan Documents.

ARTICLE V - COVENANTS OF BORROWER

      Section 5.1. AFFIRMATIVE COVENANTS. To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loan, the Related Persons, jointly and severally, warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

            (a) PAYMENT AND PERFORMANCE. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause the other Related Persons to observe, perform and comply with every such term, covenant and condition. Nothing in this section 5.1(a) is intended to reduce, or shall be construed as reducing, any grace period or eliminating any notice requirements expressly provided for in the Loan Documents with respect to such terms, covenants and conditions.

            (b) BOOKS, FINANCIAL STATEMENTS AND REPORTS. Each Related Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting and will furnish the following statements and reports to Lender at Borrower's expense:

                  (i) ANNUAL STATEMENTS. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, the Enron Partnership's and OEDC's Consolidated financial statements, together with all notes thereto and all prepared in reasonable detail in accordance with GAAP together with an opinion, based on an audit using generally accepted auditing standards by KPMG Peat Marwick LLP, or other independent certified public accountant's selected by OEDC and acceptable to Lender, stating that such financial statement have been so prepared. These financial statements shall contained a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners" equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.


                  (ii) QUARTERLY STATEMENTS. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, a Consolidated balance sheet of OEDC as of the end of such period and statements of OEDC's Consolidated earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under Section (b)(i) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of General Partner stating that such financial statements are accurate and complete, stating that he has reviewed the Loan Documents, containing calculations showing the compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 5.2(k) and 5.2(l), and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

                  (iii) ENGINEERING REPORT. By March 31 of each year, (A) an engineering report prepared as of January 1 by Ryder Scott Company or other independent petroleum engineers chosen by Borrower and acceptable to Lender, concerning all oil and gas properties and interests owned by any Related Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves, and (B) an engineering report prepared as of January 1 by Ryder Scott or other independent petroleum engineers chosen by Borrower and acceptable to Lender, concerning all oil and gas properties and interests owned by the Enron Partnership which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. These reports shall be in form and substance satisfactory to Lender, shall take into account any "over- produced" or "under-produced" status under gas balancing arrangements (shall identify each property where such "over-produced" status occurred and the magnitude of such over-production), shall contain a hedging report prepared by Borrower regarding any forward, future, swap, or hedging contract entered into by Borrower as in effect at the end of the preceding Fiscal Year, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. The report described in clause (A) of the first sentence of this section 5.1(b)(iii) shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the reports which are Collateral from those properties treated in the report which are not Collateral.

                  (iv) INTERNAL ENGINEERING REPORT. By June 30, September 30 and
            December 31 of each year, an engineering report prepared by in-house petroleum engineers employed by any Related Person, concerning all oil and gas properties and interests owned by any Related Person which are located in or offshore of the United States and which have attributable to them proved oil and gas reserves. These reports shall be substantially in the form and substance as the reports delivered under subsection (b)(iii) above and otherwise shall be satisfactory to Lender. As soon as available, a copy of any engineering report prepared by in-house petroleum engineers employed by any Related Person or Enron Partnership, concerning all oil and gas properties and interests owned by Enron Partnership which are located in or offshore of the United States and which have attributable to them proved oil and gas reserves.

                  (v) PRODUCTION REPORT. As soon as available, and in any event within forty-five (45) days after the end of each month, a report describing by lease or unit the gross volume of production and sales attributable to production during such month from the properties described in subsection (b)(iii) above and describing the related severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such month. In addition, Borrower will, together with each such report furnish a certificate signed by the Chairman of the Board or President of General Partner stating that such report is accurate and complete.

                  (vi) INSURANCE REPORT. Within fifteen (15) days after any
            material changes in insurance coverage by the Related Persons, a report describing such changes, and, within thirty (30) days after the renewal of the insurance coverages of the Related Persons, a report describing the insurance coverage of the Related Persons and certifying compliance with Section 5.1(h). In addition the Related Persons will, together with each report describing any material changes in insurance coverage by the Related Persons, provide a new insurance certificate, naming Lender as an additional insured or loss payee, as appropriate.

                  (vii) LITIGATION REPORT. Within ninety (90) days after the end of each Fiscal Year, complete reports by the Chairman of the Board or President of General Partner, describing all actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of the Related Persons, threatened against any Related Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency or instrumentality, domestic or foreign, and (ii) within sixty (60) days after the end of each Fiscal

            Quarter (except the last) of each Fiscal Year in which a material change in any reported action, suit or proceeding has occurred or any additional action, suit or proceeding which may materially and adversely affect any Related Person, has been threatened in writing or commenced, reports by the Chairman of the Board or President of General Partner, describing such material changes or additions.

                  (viii) SEC FILINGS. Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Related Person to its stockholders and all registration statements and periodic reports filed by any Related Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

            (c) OTHER INFORMATION AND INSPECTIONS. Borrower will furnish to Lender any information which Lender may from time to time reasonably request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Related Persons" and their Subsidiaries" businesses and operations. Each Related Person will permit representatives appointed by Lender (including independent accountants, agents, attorneys, appraisers and any other Persons) upon reasonable notice and during normal business hours to visit and inspect any of such Related Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Related Person shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender in connection with the Loan Documents and to discuss all such matters with its officers and representatives. Lender agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Related Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or authority, (iii) is disclosed to Lender's Affiliates, auditors, attorneys, or agents, (iv) is furnished to any purchaser or prospective purchaser of participation or other interests in the Loan or the Note, or
      (v) is disclosed by Lender, to the extent reasonably necessary, in connection with Lender's collecting the Obligations or enforcing its rights under the Loan Documents following the occurrence of an Event of Default.

            (d) NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Borrower will notify Lender in writing, stating that such notice is being given pursuant to this Agreement, promptly upon Borrower having knowledge thereof:

                  (i) of any material adverse change in Borrower's individual or
            Consolidated financial condition or in the aggregate value of the Collateral,

                  (ii) of the occurrence of any Default,

                  (iii) of the acceleration of the maturity of any Debt owed by any Related Person or of any default by any Related Person or any Subsidiary of the Related Persons under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might have a material adverse effect upon such Related Person's Consolidated financial condition or on the value of any material part of the Collateral,

                  (iv) of any material adverse claim filed against any Related
            Person or any Subsidiary of any Related Person or with respect to any Related Person's properties or any property of any Subsidiary of any Related Person, and

                  (v) of any circumstance or event which would cause the
            representations and warranties contained in Sections 4.1(i), (j) or
            (k) to be incorrect if remade on and as of the occurrence of such circumstance or event.

      Upon the occurrence of any of the foregoing Borrower will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, acceleration, default or circumstance or event, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Lender in writing at least twenty Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Lender and its counsel to prepare the same.

            (e) MAINTENANCE OF PROPERTIES. Each Related Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable laws, rules and regulations, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

            (f) MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Each Related Person which is a corporation or partnership will, and will cause each of its Subsidiaries which is a corporation or partnership to, maintain and preserve its corporate or partnership existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation or partnership in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on Borrower.

            (g) PAYMENT OF TRADE DEBT, TAXES, ETC. Each Related Person will, and will cause each of its Subsidiaries to, (i) timely file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property;
      (iii) within ninety (90) days after the same becomes due, pay all Trade Debt; and (iv) pay and discharge when due all other Debt now or hereafter owed by it. Each Related Person and each of its Subsidiaries may, however, delay paying or discharging any such taxes or assessments and other governmental charges or levies, or Trade Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings.

            (h) INSURANCE. Each Related Person will, and will cause of each of its Subsidiaries to, at all times (i) keep or cause to be kept insured its property of a character usually insured by Persons in the same location and engaged in similar types of oil and gas activities and operations and ownership interests as such Related Person or respective Subsidiary (ii) maintain insurance against its liability for personal injury, death or property damage and (iii) maintain business interruption insurance. All such insurance shall be by financially sound and reputable insurers and shall cover such casualties, risks and contingencies and in such types and amounts as are consistent with customary standards of Persons in the same location and engaged in similar types of oil and gas activities and operations as such Related Person or respective Subsidiary; provided that in no event shall such insurance coverage be less than the coverage set forth on Exhibit F. Self insurance (other than prudent deductible amounts) will not be used to satisfy the foregoing requirements. Upon demand by Lender, any insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to Lender as its interests may appear, pursuant to a mortgage clause (without contribution) of standard form made part of the applicable policy, (ii) to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without fifteen days prior notice to Lender, (iii) to provide for any other matters specified in any applicable Security Document or which Lender may reasonably require; and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured.

            (i) PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of Lender (including reasonable attorneys" fees) in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances reasonably required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, and (iii) the defense or enforcement of the Loan Documents or the defense of Lender's exercise of its rights thereunder.

            (j) PERFORMANCE ON BORROWER'S BEHALF. If any Related Person fails to pay any taxes, insurance premiums, expenses, attorneys" fees or other amounts it is required to pay under any Loan Document, Lender may pay the same; provided that Lender shall not pay any of the foregoing that is being contested by Borrower as provided in Section 5.1(g). Borrower shall immediately reimburse Lender for any such payments and each amount paid by Lender shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Lender.

            (k) INTEREST. Borrower hereby promises to pay interest to Lender at the Late Payment Rate on all Obligations which Borrower has in this Agreement promised to pay (including Obligations to pay fees or to reimburse or indemnify Lender) and which are not paid within three Business Days of the date such payment is due.

            (l) COMPLIANCE WITH AGREEMENTS AND LAW. Each Related Person will, and will cause each of its Subsidiaries to, perform all material obligations it is required to perform under the terms of each operating agreement, indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Related Person will, and will cause each of its Subsidiaries to, conduct its business and affairs in material compliance with all laws, regulations, and orders applicable thereto, including Environmental Laws.

            (m) EVIDENCE OF COMPLIANCE. Borrower will furnish to Lender at Borrower's reasonable expense all evidence which Lender from time to time reasonably requests as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

            (n) ERISA COMPLIANCE. Each Related Person will (i) make prompt payment of all contributions required under all ERISA Plans and required to meet the minimum funding standard set forth in ERISA with respect to its ERISA Plan, (ii) within 30 days after the filing thereof, furnish to Lender each annual report return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its ERISA Plans for each ERISA Plan year, and (iii) notify Lender immediately of any fact, including but not limited to, any Reportable Event arising in connection with any of its ERISA Plan, which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such ERISA Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto.

            (o)  ENVIRONMENTAL MATTERS; ENVIRONMENTAL REVIEWS.

                   (i) Each Related Person will, and will cause each of its
            Subsidiaries to, comply in all material respects with all Environmental Laws now or hereafter applicable to such Related Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect. Without limiting the foregoing, each Related Person will, and will cause each of its Subsidiaries to, plug abandoned wells as required in accordance with all applicable laws, regulations, leases and licenses.

                  (ii) Borrower will promptly furnish to Lender all written
            notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Related Person, or of which it has notice, pending or threatened against any Related Person, by any governmental authority with respect to any alleged material violation of or material non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

                 (iii) Borrower will promptly furnish to Lender all requests for information, notices of claim, demand letters, and other notifications, received by any Related Person in connection with any Related Person's ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of a material amount of Hazardous Material at any location.

                  (iv) Borrower will not cause or permit the Property, the
            Associated Property or Borrower to be in violation of, or do anything or permit anything to be done which will subject the Property or the Associated Property to, any material remedial obligations under any Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property or the Associated Property and Borrower will promptly notify Lender in writing of any existing, pending or, to the best knowledge of Borrower, threatened investigation or inquiry by any governmental authority in connection with any Environmental Laws. Borrower will take all steps reasonably necessary to determine that no material amount of Hazardous Materials or Solid Wastes have been disposed of or otherwise released on or to the Property or the Associated Property in violation of applicable law or the disposal or release of which will impose any material remedial obligations under any Environmental Laws. Borrower will not cause or permit the disposal or other release of any material amount of Hazardous Materials or Solid Wastes on or to the Property or the Associated Property in violation of applicable law or the disposal or release of which will impose any material remedial obligations under any Environmental Laws and covenants and agrees to keep or cause the Property and the Associated Property to be kept free (except as permitted by applicable law or which would not impose any material remedial obligations) of any material amount of Hazardous Materials or Solid Wastes and to remove the same (or if removal is prohibited by law, to take whatever actions is required by law, to take whatever action is required by law) promptly upon discovery at its sole expense. Upon Lender's reasonable request, at any time and from time to time during the existence of the Mortgage, Borrower will provide at Borrower's sole expense an inspection or audit of the Property and the Associated Property from an engineering or consulting firm approved by Lender, indicating the presence or absence of Hazardous Materials and Solid Waste on the Property and the Associated Property.

            (p) LIENS ON MORTGAGED PROPERTIES ACQUIRED OR COMPLETED IN THE FUTURE. Within thirty (30) days following each Determination Date, Borrower will execute and deliver documentation in form and substance satisfactory to Lender, granting to Lender first perfected Liens on and in the oil, gas and mineral lease(s) covering each well (i) acquired or completed since the prior Determination Date which is capable of production of oil, gas or other hydrocarbons in paying quantities, insofar as such lease(s) cover the proration unit assigned to such well, and (ii) which is to be added to the Borrowing Base at the request of Borrower. Prior to the granting of such Liens, Borrower will furnish to Lender title opinions in form, substance and authorship satisfactory to Lender, concerning not less than ninety percent (90%) of the aggregate value of such properties and will furnish all other documents and information relating to such properties as Lender may reasonably request.

            (q) MAINTENANCE OF PERMITS AND BONDS. Borrower will maintain all permits and bonds as may be required at any time by the MMS for the operation of the oil and gas properties of Borrower.

            (r) REQUIRED HEDGING. Borrower shall at all times maintain in effect the forward, future, swap or hedging contracts described on Schedule 3, subject to the maturity of such contracts by their terms. Borrower shall use its best efforts to maintain a prudent commodity price hedging strategy.

            (s) SUBSIDIARIES. Notwithstanding anything in this Section 5.1 to the contrary, no Subsidiary (other than the Related Persons and wholly-owned Subsidiaries) of a Related Person shall be obligated to comply with any covenant or provision of this Section 5.1 to such Subsidiary to the extent that such covenant or provision (or the compliance therewith) is in contravention of such Subsidiary's partnership agreement or charter documents, as applicable; provided that Borrower shall provide notice to Lender of the contravention to any covenant or provision promptly upon determination thereof by any Related Person.

            (t) FINANCIAL DATA REGARDING MBPP. Borrower will promptly furnish to Lender all financial information which Lender may from time to time reasonably request regarding the construction of a natural gas plant in Alabama to be owned by MBPP, including budgets and cost projections for such construction and financial statements of MBPP.

      Section 5.2. NEGATIVE COVENANTS. To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loans, the Related Persons, jointly and severally, warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise:

            (a) RESTRICTED DEBT. No Related Person will in any manner owe or be liable for Restricted Debt except:

                  (i) the Obligations.

                  (ii) Debt outstanding under the instruments and agreements described on Schedule 5.2(a), excluding any renewals or extensions of such Debt.

                  (iii) Debt incurred in connection with the financing of
            insurance premiums owed by the Related Persons and their Subsidiaries in an aggregate principal amount not to exceed $1,000,000 at any time.

                  (iv) purchase money Debt in an aggregate principal amount not to exceed $1,500,000 at any time, provided that the original principal amount of any such Debt shall not be in excess of the purchase price of the asset acquired thereby and such Debt shall be secured only by the acquired asset.

                  (v) performance guarantees and performance, surety or other bonds provided by any Related Person in the ordinary course of its business.

                  (vi) guarantees by Borrower of the obligations (other than
            Debt for borrowed money) of any other Related Person, provided that such obligations must be related to the types of business currently being conducted by the Related Persons and must be incurred in the ordinary course of business.

                  (vii) Restricted Debt of OEDC Processing incurred in
            connection with the financing of OEDC Processing's investment in MBPP in connection with its exercise of the MBPP Option; provided that, such Restricted Debt shall be nonrecourse to the assets of OEDC Processing (other than its investment in MBPP) and that no Default or Event of Default exists at the time of and after giving effect to the incurrence of such Restricted Debt.

                  (viii) miscellaneous items of Restricted Debt not described in subsections (i) through (vii) of this subsection (a) which do not in the aggregate (taking into account all such Restricted Debt of all Related Persons) exceed $100,000 at any one time outstanding.

            (b) LIMITATION ON LIENS. No Related Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents:

                  (i) Liens which secure Obligations only.

                  (ii) Excepted Liens.

                  (iii) Liens securing Debt described in Section 5.2(a)(ii),
            (iv) and (vii).

            (c) LIMITATION ON MERGERS, ISSUANCES OF SECURITIES. No Related Person will merge or consolidate with or into any other business entity or acquire by purchase, lease or merger all or any substantial part of the assets or capital stock of any Person. No Subsidiary of any Related Person which is a partnership will allow any diminution of such Related Person's interest (direct or indirect) therein. For purposes of this Section 5.2(c), the term 'substantial part" means property or assets of any Person with a fair market value in excess of ten percent (10%) of the fair market value of all assets of such Person.

            (d) LIMITATION ON SALES OF PROPERTY. No Related Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

                  (i) equipment which is worthless or obsolete or which is
            replaced by equipment of equal suitability and value.

                  (ii) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

                  (iii) sales or other dispositions of property other than
            Collateral which is sold for fair consideration which is in the aggregate does not exceed $150,000 during the three consecutive calendar months following any Determination Date.

                  (iv) interests in oil and gas leases, or portions thereof (if released or abandoned, but not otherwise sold or transferred), so long as no well situated in any such lease, or located on any unit containing all or any part thereof, is capable of producing oil, gas or other hydrocarbons or minerals in commercial quantities.

                  (v) transfers of interests in oil and gas leases and other interests pursuant to the Property Exchange, provided that (1) on the date such Property Exchange is made and immediately after giving effect thereto no Default or Event of Default has occurred and is continuing and (2) Borrower shall deliver to Lender, upon request by Lender in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, financing statements and other Security Documents in form and substance satisfactory to Lender for the purpose of granting liens or security interests in the oil and gas interests received by Borrower pursuant to the Property Exchange. Borrower also agrees to deliver, if requested by Lender in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Lender covering at least ninety percent (90%) of the value of the oil and gas interests received by Borrower pursuant to the Property Exchange that will be subject to Security Documents.

      No Related Person will sell, transfer or otherwise dispose of capital stock of any of such Related Person's Subsidiaries. No Related Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

            (e) LIMITATION ON DIVIDENDS AND REDEMPTIONS. No Related Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it nor will any Related Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Related Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Related Person, except as expressly provided in this section. Such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made by Borrower and the Guarantors (i) without limitation to Borrower and (ii) to the Guarantors, so long as at the time of such dividend or other distribution and after giving effect thereto, no Default or Event of Default has occurred and is continuing. No Related Person will directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Related Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Related Person.

            (f) LIMITATION ON INVESTMENTS AND NEW BUSINESSES. No Related Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments and investments made pursuant to the Property Exchange and the MBPP Option, or (iv) make any significant acquisitions or investments in any properties other than (1) oil and gas properties acquired in the ordinary course of business and (2) an independent power plant to be used in connection with the natural gas liquids plant to be owned by MBPP (or some other partnership in which a Guarantor will own a partnership interest) in an amount not to exceed $1,250,000. Notwithstanding the foregoing, Borrower and the other Related Persons may make such investments, capital contributions and capital expenditures as may be necessary for (A) the planned expansion of the Dauphin Island Gathering System; provided that (i) the aggregate amount of all such investments, capital contributions and capital expenditures under this clause (A) together with any loans or advances made in connection therewith pursuant to Section 5.2(g) shall not exceed $2,000,000 and (ii) at the time of any investment, capital contribution or capital expenditure under this clause
      (A) and after giving effect thereto, no Default or Event of Default has occurred and is continuing, and (B) the construction, development and operation of a natural gas liquids plant in Alabama to be owned by MBPP; provided that (i) the aggregate amount of all such investments, capital contributions and capital expenditures under this clause (B) together with any loans or advances made in connection therewith pursuant to Section 5.2(g) shall not exceed $1,000,000, and (ii) at the time of any investment, capital contribution or capital expenditure under this clause

      (B) and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

            (g) LIMITATION ON CREDIT EXTENSIONS. Except for Permitted Investments, no Related Person will extend credit, make advances or make loans to any Person, other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner and
      (ii) loans to any Related Person. Notwithstanding the foregoing, Borrower and the other Related Persons may make such loans or advances as may be necessary for (A) the planned expansion of the Dauphin Island Gathering System; provided that (i) the aggregate amount of all such loans or advances under this clause (A) together with any investments, capital contributions and capital expenditures made in connection therewith pursuant to Section 5.2(f) shall not exceed $2,000,000 and (ii) at the time of any loan or advance under this clause (A) and after giving effect thereto, no Default or Event of Default has occurred and is continuing, and (B) the construction, development and operation of a natural gas liquids plant in Alabama to be owned by MBPP; provided that (i) the aggregate amount of all such loans and advances under this clause (B) together with any investments, capital contributions and capital expenditures made in connection therewith pursuant to Section 5.2(f) shall not exceed $1,000,000, and (ii) at the time of any loan or advance under this clause (B) and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

            (h) TRANSACTIONS WITH AFFILIATES. No Related Person will engage in any transaction with or pay any management or other fees (other than director's fees) or compensation to any of its Affiliates except transactions on terms which are not less favorable to it than those which would have been obtainable at the time in arms-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among the Related Persons.

            (i) CERTAIN CONTRACTS; AMENDMENTS; MULTIEMPLOYER ERISA PLANS. Except as expressly provided for in the Loan Documents, no Related Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Related Person to: (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. Except for the contracts described on the Disclosure Schedule under Section 5.2(i), no Related Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Related Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Lender under or acquired pursuant to any Security Documents. No Related Person will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

            (j) FISCAL YEAR. No Related Person will change its fiscal year or method of accounting.

            (k) CURRENT RATIO. The ratio of Current Assets to Current Liabilities will never be less than 1.0 to 1.0, which will be tested as of the end of each Fiscal Quarter. For purposes of this subsection, the term "Current Assets" means Borrower's Consolidated current assets, including any unused portion of the Aggregate Borrowing Base which is then available for borrowing. The term "Current Liabilities" means Borrower's Consolidated current liabilities calculated without including any payments of principal on Funded Debt which are to be required to be repaid within one year from the time of calculation. "Funded Debt" means any Debt which by its terms matures one year or more from the date of its creation.

            (l) BORROWER'S CONSOLIDATED EBITDA TO INTEREST EXPENSE. The ratio of Borrower's EBITDA to Borrower's Consolidated Interest Expense will never be less than 2.5 to 1.0, which will be tested as of the end of any Fiscal Quarter for any period of four consecutive Fiscal Quarters.

            (m) WEIGHTED-AVERAGE PAYABLE MATURITY. The weighted-average maturity of all Debt of Borrower incurred on ordinary terms to vendors, suppliers and other Persons providing goods and services used by Borrower in the ordinary course of business shall not exceed 60 days at any time.

            (n) SUBSEQUENT GUARANTORS. Notwithstanding anything to the contrary herein, no Person may become a Related Person after the date hereof unless all of the following conditions precedent have been satisfied:

                  (i) Lender shall have received a certificate of the chief
            financial officer of General Partner which states that Borrower desires to add a Person (a 'subsequent Guarantor") to this Agreement as a Related Person and sets forth the name of the Subsequent Guarantor, its jurisdiction of incorporation or formation and a brief description of its business and properties.

                  (ii) Lender shall have received (1) a guaranty of the
            Obligations in form, substance and date satisfactory to Lender, duly executed and delivered by the Subsequent Guarantor and (2) an acknowledgment in form, substance and date satisfactory to Lender, duly executed and delivered by the Subsequent Guarantor, pursuant to which the Subsequent Guarantor acknowledges and agrees that it is a Related Person and is subject to all representations, warranties, covenants and agreements of the Loan Documents which pertain to Related Persons.

                  (iii) at the time the Subsequent Guarantor becomes a Related
            Person and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

                  (iv) Lender shall have received a certificate of the Secretary of the Subsequent Guarantor certifying as to the names and true signatures of the officers of the Subsequent Guarantor authorized to sign on behalf of the Subsequent Guarantor and certifying that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Subsequent Guarantor authorizing the execution, delivery and performance by the Subsequent Guarantor of a guaranty of the Obligations and an acknowledgment of its liabilities and duties under the Loan Documents.

                  (v) a favorable opinion of counsel to Borrower and the
            Subsequent Guarantor in form, substance and date satisfactory to Lender.

ARTICLE VI - SECURITY

      Section 6.1. THE SECURITY. The Obligations will be secured by the Security Documents listed in the Security Schedule and any additional Security Documents hereafter delivered by any Related Person and accepted by Lender.

      Section 6.2. AGREEMENT TO DELIVER SECURITY DOCUMENTS. Each Related Person agrees to deliver to further secure the Obligations whenever requested by Lender in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Lender for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property which is at such time Collateral or which was to be Collateral pursuant to any Security Document previously executed and not then released by Lender. Borrower also agrees to deliver, whenever requested by Lender in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Lender with respect to the Related Persons" properties and interests that (i) are to included in the Borrowing Base pursuant to either
Section 2.7(a) or 5.1(p), (ii) are not covered by title opinions previously delivered to Lender and (iii) concern at least ninety percent (90%) of the aggregate value of such properties. Such title opinions shall (a) state that the Related Persons have good and defensible title to such properties and interests, free and clear of all Prohibited Liens, (b) confirm that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) cover such other matters as Lender may reasonably request.

      Section 6.3. PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS. Each Related Person will from time to time deliver to Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by such Related Person in form and substance satisfactory to Lender, which Lender requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

      Section 6.4. BANK ACCOUNTS; OFFSET. To secure the repayment of the Obligations each of the Related Persons hereby grants to Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Lender at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Related Person, now or hereafter held or received by or in transit to Lender from or for the account of such Related Person whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of such Related Person with Lender, and (c) any other credits and claims of such Related Person at any time existing against Lender, including claims under certificates of deposit. Upon the occurrence of any Event of Default, Lender is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to such Related Person, any and all items hereinabove referred to against the Obligations then due and payable.

      Section 6.5. PRODUCTION PROCEEDS. Notwithstanding that, by the terms of the various Security Documents, Borrower is and will be assigning to Lender all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Event of Default has occurred Borrower may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of an Event of Default (other than any Event of Default arising under the Mortgage as a result of Borrower's failure to pay Production Proceeds to Lender in accordance with the terms therein), Lender may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Borrower or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Lender to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Production Proceeds by Lender to Borrower constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Lender to collect other Production Proceeds thereafter.

ARTICLE VII - EVENTS OF DEFAULT AND REMEDIES

      Section 7.1. EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Agreement:

            (a) Any Related Person shall fail to pay (i) any principal of the Note when the same becomes due and payable, (ii) any interest on the Note within three Business Days after the same becomes due and payable, or
      (iii) any fee or other amount payable hereunder or under any other Loan Document within three Business Days after the same becomes due and payable;

            (b) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

            (c) Any Related Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 5.1(d) or Section 5.2;

            (d) Any Related Person fails (other than as referred to in subsections (a), (b) or (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Lender to Borrower;

            (e) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 4.1(e) for any reason other than its release or subordination by Lender;

            (f) Any Related Person fails to duly observe, perform or comply with any Material Agreement and such failure is not remedied within the applicable period of grace (if any) provided in such Material Agreement;

            (g) Any Related Person (i) fails to pay any portion, when such portion is due, of any of its Debt in excess of $125,000 (other than Debt described in Section 5.1(g) which is not required to be paid so long as the Related Person is in good faith contesting the validity thereof by appropriate proceedings), or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Debt is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

            (h)  Any Related Person:

                  (i) suffers the entry against it of a judgment, decree or
            order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

                  (ii) commences a voluntary case under any applicable
            bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (iv) suffers the entry against it of a final judgment for the payment of money in excess of $125,000 (not covered by insurance satisfactory to Lender in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

            (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $25,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $25,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

            (j) Any material adverse change occurs in Borrower's individual or Consolidated financial condition or businesses or operations and such adverse change is not remedied within 20 days; and

            (k) Any two of David B. Strassner, Douglas H. Kiesewetter or R. Keith Anderson cease to be the President or Vice-President of OEDC for any reason other than their death or disability.

Upon the occurrence of an Event of Default described in subsection (h)(i),
(h)(ii) or (h)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by

Borrower and each Related Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Lender at any time and from time to time may by notice to Borrower declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. During the continuance of any Event of Default, Lender may by notice to Borrower, declare any obligation of Lender to make any further loans of any kind under any agreement with any Related Person permanently terminated. After any such acceleration (whether automatic or due to declaration by Lender), any obligation of Lender to make any further loans of any kind under any agreement with any Related Person shall be permanently terminated.

      Section 7.2. REMEDIES. If any Default shall occur and be continuing, Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

      SECTION 7.3. INDEMNITY. THE RELATED PERSONS, JOINTLY AND SEVERALLY, AGREE TO INDEMNIFY LENDER, UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST LENDER GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH (I) ANY OF THE COLLATERAL, THE LOAN DOCUMENTS, THE PROPERTY OR THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY RELATED PERSON OR ANY LIABILITIES OR DUTIES OF BORROWER OR OF LENDER WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT), (II) BY REASON OF THE ASSERTION THAT LENDER RECEIVED, EITHER BEFORE OR AFTER PAYMENT IN FULL OF THE OBLIGATIONS, FUNDS FROM THE PRODUCTION OF OIL, GAS, OTHER HYDROCARBONS OR OTHER MINERALS CLAIMED BY THIRD PERSONS (AND FUNDS ATTRIBUTABLE TO SALES OF PRODUCTION) WHICH (A) WERE MADE AT PRICES IN EXCESS OF THE MAXIMUM PRICE PERMITTED BY APPLICABLE LAW OR (B) WERE OTHERWISE MADE IN VIOLATION OF LAWS, RULES, REGULATIONS AND ORDERS GOVERNING SUCH SALES, (III) ANY BODILY INJURY OR DEATH OR PROPERTY DAMAGE OCCURRING IN OR UPON OR IN THE VICINITY OF THE PROPERTY THROUGH ANY CAUSE WHATSOEVER, (IV) ANY ACT, OMISSION, EVENT OR CIRCUMSTANCE (INCLUDING WITHOUT LIMITATION THE PRESENCE ON THE PROPERTY OR THE ASSOCIATED PROPERTY OR RELEASE FROM THE PROPERTY OR THE ASSOCIATED PROPERTY OF HAZARDOUS MATERIALS OR SOLID WASTES DISPOSED OF OR OTHERWISE RELEASED) RESULTING FROM OR IN CONNECTION WITH THE OWNERSHIP, CONSTRUCTION, OCCUPANCY, OPERATION, USE AND MAINTENANCE OF THE PROPERTY OR THE ASSOCIATED PROPERTY, REGARDLESS OF WHETHER THE ACT,

OMISSION, EVENT OR CIRCUMSTANCE CONSTITUTED A VIOLATION OF ANY ENVIRONMENTAL LAW AT THE TIME OF ITS EXISTENCE OR OCCURRENCE, AND (V) ANY AND ALL CLAIMS OR PROCEEDINGS (WHETHER BROUGHT BY PRIVATE PARTY OR GOVERNMENTAL AGENCIES) FOR BODILY INJURY, PROPERTY DAMAGE, ABATEMENT OR REMEDIATION, ENVIRONMENTAL DAMAGE OR IMPAIRMENT OR ANY OTHER INJURY OR DAMAGE RESULTING FROM OR RELATING TO ANY HAZARDOUS MATERIAL OR SOLID WASTE LOCATED UPON OR MIGRATING INTO, FROM OR THROUGH THE PROPERTY OR THE ASSOCIATED PROPERTY (WHETHER OR NOT THE RELEASE OF SUCH MATERIALS WAS CAUSED BY THE BORROWER, A TENANT OR SUBTENANT OR A PRIOR OWNER OR TENANT OR SUBTENANT ON THE PROPERTY OR THE ASSOCIATED PROPERTY AND WHETHER OR NOT THE ALLEGED LIABILITY IS ATTRIBUTABLE TO THE HANDLING, STORAGE, GENERATION, TRANSPORTATION, REMOVAL OR DISPOSAL OF SUCH SUBSTANCE, WASTE OR MATERIAL OR THE MERE PRESENCE OF SUCH SUBSTANCE, WASTE OR MATERIAL ON THE PROPERTY OR THE ASSOCIATED PROPERTY), WHICH THE LENDER MAY HAVE LIABILITY WITH RESPECT TO DUE TO THE MAKING OF THE LOANS, THE GRANTING OF THE MORTGAGE, THE EXERCISE OF ANY OF ITS RIGHTS UNDER THE LOAN DOCUMENTS, OR OTHERWISE. DURING THE CONTINUANCE OF ANY EVENT OF DEFAULT, LENDER SHALL HAVE THE RIGHT TO COMPROMISE AND ADJUST ANY SUCH CLAIMS, ACTIONS AND JUDGMENTS, IF LENDER HAS REASONABLY DETERMINED THAT THE RELATED PERSONS WILL OTHERWISE BE UNABLE TO FUND THE AMOUNT OF SUCH CLAIM, ACTION OR JUDGMENT UNDER THIS SECTION.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR ARE IN ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER,

PROVIDED ONLY THAT LENDER SHALL BE NOT ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF (I) ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT OR (II) TO THE EXTENT THAT LENDER OR ANY OF ITS AFFILIATES OR AGENTS EVER REPLACES BORROWER AS THE OPERATOR OF ANY OIL AND GAS PROPERTIES CONSTITUTING COLLATERAL (AFTER FORECLOSURE THEREOF), ANY LIABILITIES AND COSTS WHICH ARE PROXIMATELY CAUSED BY LENDER'S, ITS AFFILIATES" OR AGENTS" OWN NEGLIGENCE IN THE OPERATION OF SUCH COLLATERAL, AS DETERMINED IN A FINAL JUDGMENT. AS USED IN THIS SECTION THE TERM "LENDER" SHALL REFER NOT ONLY TO THE PERSON DESIGNATED AS SUCH IN SECTION 1.1 BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSON AND TO ANY TRUSTEE OR SUCCESSOR TRUSTEE UNDER ANY SECURITY DOCUMENT.

ARTICLE VIII - MISCELLANEOUS

      Section 8.1.  WAIVERS AND AMENDMENTS; ACKNOWLEDGMENTS.

            (a) WAIVERS AND AMENDMENTS. No failure or delay (whether by course of conduct or otherwise) by Lender in exercising any right, power or remedy which Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

            (b) ACKNOWLEDGEMENTS AND ADMISSIONS. The Related Persons hereby represent, warrant, acknowledge and admit that (i) they have been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which they are a party, (ii) they have made an independent decision to enter into this Agreement and the other Loan Documents to which they are a party, without reliance on any representation, warranty, covenant or undertaking by Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) Lender owes no fiduciary duty to Borrower or any other Related Person with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between Borrower or any other Related Person and Lender, (vii) should an Event of Default or Default occur or exist Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, no Related Person is relying upon any representation or covenant by Lender, or any representative thereof, and no such representation or covenant has been made, that Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (ix) Lender has relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to make the Loan.

      THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT

BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Section 8.2. SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. The various representations, warranties, covenants and agreements of the Related Persons in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loan and the delivery of the Note and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender's obligations to Borrower are terminated. Any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely upon the representations and warranties in the Loan Documents. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, and covenants made by Borrower in the Loan Documents, and the rights, powers, and privileges granted to Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Lender of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

      Section 8.3. NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document, and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the Related Persons at the address of Borrower specified on the signature pages hereto and to Lender at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given
(a) in the case of personal delivery or delivery service, when received, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Request for Advance shall become effective until actually received by Lender.

      Section 8.4. PARTIES IN INTEREST. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Related Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Lender. Notwithstanding the foregoing, Lender may not assign, or grant participations in, its interest in the Loan, this Agreement or the other Loan Documents without the consent of Borrower, such consent not to be unreasonably withheld.

      Section 8.5. GOVERNING LAW; SUBMISSION TO PROCESS. Except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas and the laws of the United States of America, without regard to principles of conflicts of law. Chapter 15 of Texas Revised Civil Statutes Article 5069 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to this Agreement or the Note. The obligations of Borrower for payment of all amounts due under this Agreement and the Loan Documents are performable in Los Angeles County, California, and all other obligations of Borrower under this Agreement and the Loan Documents are performable in Dallas County, Texas. The Related Persons hereby irrevocably submit themselves and each other Related Person to the jurisdiction of the state and federal courts sitting in the State of Texas and agree and consent that service of process may be made upon them or any of the Related Persons in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under Texas or federal law. Any legal proceeding arising out of or in any way related to any of the Loan Documents shall be brought and litigated exclusively in the United States District Court for the Northern District of Texas, Dallas Division, to the extent it has subject matter jurisdiction, and otherwise in the Texas District Courts sitting in Dallas County, Texas. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper. In furtherance thereof, the Related Persons and Lender each hereby acknowledge and agree that it was not inconvenient for them to negotiate and receive funding of the transactions contemplated by this Agreement in such county and that it will be neither inconvenient nor unfair to litigate or otherwise resolve any disputes or claims in a court sitting in such county.

      Section 8.6. LIMITATION ON INTEREST. Lender, the Related Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Lender's or such holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lender and the Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used when appropriate in determining the Highest Lawful Rate. As used in this section the term "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

      Section 8.7. TERMINATION; LIMITED SURVIVAL. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a notice delivered to Lender to terminate this Agreement. Upon receipt by Lender of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Documents, any Obligations under Sections 2.11 through 2.15, and any obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

      Section 8.8. SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

      Section 8.9. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

      SECTION 8.10. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. THE RELATED PERSONS AND LENDER EACH HEREBY (A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR

DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

      Section 8.11. RESTATEMENT. This Agreement restates and amends the Original Agreement in its entirety and all of the terms and provisions hereof shall supersede the terms and provisions thereof.

      IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


                            OEDC EXPLORATION & PRODUCTION, L.P.

                            By: OEDC, Inc., its General Partner


                            By: _______________________________
                                 Douglas H. Kiesewetter
                                 Vice President

                                 Address:

                                 1400 Woodloch Forest Dr., Suite 200
                                 The Woodlands, Texas 77380

                                 Telephone: (713) 364-0033
                                 Telecopy: (713) 364-1122

                            OFFSHORE ENERGY DEVELOPMENT
                                   CORPORATION

                            By: _______________________________
                                 Douglas H. Kiesewetter
                                 Vice President

                            OEDC, INC.


                            By: _______________________________
                                 Douglas H. Kiesewetter
                                 Vice President

                            OEDC PARTNERS, L.P.

                            By: OEDC, Inc., its General Partner


                            By: _______________________________
                                 Douglas H. Kiesewetter
                                 Vice President


                            DAUPHIN ISLAND GATHERING COMPANY, L.P.

                            By: OEDC, Inc., its General Partner


                            By: _______________________________
                                 Douglas H. Kiesewetter
                                 Vice President


                            OEDC PROCESSING, L.P.

                            By: OEDC, Inc., its General Partner


                            By: _______________________________
                                 Douglas H. Kiesewetter
                                 Vice President

                            UNION BANK OF CALIFORNIA, N.A.

                            By: _______________________________
                                 Carl Stutzman
                                 Vice President

                            By: _______________________________
                                 Name:  Katie Murray
                                 Title:    Vice President

                                 Address:

                                 500 North Akard
                                 4200 Lincoln Plaza
                                 Dallas, Texas 75201
                                 Attention:  Carl Stutzman

                                 Telephone:  (214) 922-4200
                                 Telecopy:   (214) 922-4209

                                                                      SCHEDULE 1

DISCLOSURE SCHEDULE


      To supplement the following sections of the Agreement of which this
Schedule is a part, each Related Person hereby makes the following disclosures:

      1.    Section 4.1(f)  INITIAL FINANCIAL STATEMENTS:


      2.    Section 4.1(g)  OTHER OBLIGATIONS:


      3.    Section 4.1(i)  LITIGATION:


      4.    Section 4.1(j)  ERISA LIABILITIES:


      5.    Sections 4.1(l) and 8.3  NAMES AND PLACES OF BUSINESS:


      6.    Section 4.1(m)  SUBSIDIARIES AND STOCKHOLDINGS:

                                                                      SCHEDULE 2

SECURITY SCHEDULE

1. Restated and Amended Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement executed by Borrower dated of even date herewith, covering properties in Alabama (the "Alabama Mortgage").

2. Restated and Amended Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement executed by Borrower dated of even date herewith covering properties in Louisiana (the "Louisiana Mortgage").

3. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement executed by Borrower dated of even date herewith covering properties in Texas (the "Texas Deed of Trust").

4. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement executed by Borrower dated of even date herewith covering properties in Mississippi (the "Mississippi Deed of Trust", together with the Alabama Mortgage, the Louisiana Mortgage and the Texas Deed of Trust, the "Mortgage").

4. Financing Statements covering collateral described in the Mortgage to be filed with the Secretary of State of Texas, the Secretary of State of Alabama, Terrebonne Parish, Louisiana, and the Secretary of State of Mississippi.

5. Guaranty dated as of August 28, 1996, executed by OEDC, as amended by a First Amendment to Guaranty dated of even date herewith.

6. Guaranty dated as of August 28, 1996, executed by General Partner, as amended by a First Amendment to Guaranty dated of even date herewith.

7. Guaranty dated as of August 28, 1996, executed by OEDC Partners, as amended by a First Amendment to Guaranty dated of even date herewith.

8. Guaranty dated as of August 28, 1996, executed by Dauphin, as amended by a First Amendment to Guaranty dated of even date herewith.

9.   Guaranty dated of even date herewith executed by OEDC Processing.

10. Pledge Agreement dated as of August 28, 1996, executed by Borrower, as amended by a First Amendment to Pledge Agreement dated of even date herewith and covering Borrower's limited partnership interest in the Enron Partnership and its limited partnership interest in South Dauphin Partners, Ltd.

11. Pledge and Security Agreement dated as of August 28, 1996, executed by General Partner, as amended by a First Amendment to Pledge and Security Agreement dated of even date herewith and covering General Partner's partnership interest in Dauphin.

12. Pledge Agreement dated as of August 28, 1996, executed by Dauphin, as amended by a First Amendment to Pledge Agreement and Security Agreement dated of even date herewith and covering Dauphin's partnership interest in Dauphin Island Gathering Partners.

13. Financing Statements covering collateral described in the Security Documents described in items 10 through 12 immediately above, executed by Borrower, General Partner, OEDC and Dauphin for filing with the Secretary of State of Texas.

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

$30,000,000                      Dallas, Texas                      July 8, 1997

      FOR VALUE RECEIVED, the undersigned, OEDC Exploration & Production, L.P., a Texas limited partnership (herein called "Borrower"), hereby promises to pay to the order of Union Bank of California, N.A. (herein called "Lender"), the principal sum of Thirty Million Dollars ($30,000,000) or, if less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of Lender, 445 South Figueroa Street, Los Angeles, California 90071 or at such other place within Los Angeles County, California, as from time to time may be designated by the holder of this Note.

      This Note (a) is issued and delivered under that certain First Restated Credit Agreement of even date herewith among Borrower, OEDC, Inc., OEDC Partners, L.P., Dauphin Island Gathering Company, L.P., OEDC Processing, L.P. and Lender (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is the Note as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto. This Note is given in renewal, extension and increase (but not in extinguishment or novation) of that certain Promissory Note dated August 28, 1996, made by Borrower payable to the order of Lender.

      For the purposes of this Note, the following terms have the meanings assigned to them below:

            "Base Rate Payment Date" means (i) the last day of each calendar month, beginning July 31, 1997, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

            "Fixed Rate Payment Date" means, with respect to any Fixed Rate
      Portion: (i) the day on which the related Interest Period ends, and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Fixed Rate Portion and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Fixed Rate Portion shall be deferred from one Fixed Rate Payment Date to another day, such other day shall also be a Fixed Rate Payment Date.

      The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on September 30, 1999.

      The Base Rate Portion of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion to but not including such Base Rate Payment Date. Each Fixed Rate Portion of the Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Fixed Rate in effect on such day. On each Fixed Rate Payment Date relating to such Fixed Rate Portion Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Fixed Rate Portion to but not including such Fixed Rate Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph:
(a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Fixed Rate, and Late Payment Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

      Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

      If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys" fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

      Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity, except as otherwise provided in the Credit Agreement.

      THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.


                                 OEDC EXPLORATION & PRODUCTION, L.P.

                                 By: OEDC, Inc., its General Partner

                                   By: ________________________
                                       Douglas H. Kiesewetter
                                       Vice President

                                                                       EXHIBIT B

                               REQUEST FOR ADVANCE

      Reference is made to that certain First Restated Credit Agreement dated as of July 8, 1997 (as from time to time amended, the "Agreement"), by and among OEDC Exploration & Production, L.P. ("Borrower"), OEDC, Inc. ("General Partner"), OEDC Partners, L.P. ("OEDC Partners"), Dauphin Island Gathering Co., L.P. ("Dauphin"), OEDC Processing, L.P. ("OEDC Processing") and Union Bank of California, N.A. ("Lender"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby requests Lender to make an Advance to Borrower in the principal amount of $ and specifies , as the date Borrower desires for Lender to make such Advance and to deliver to Borrower the proceeds thereof.

      To induce Lender to make such Advance, Borrower hereby represents, warrants, acknowledges, and agrees that:

          (a) The officer of General Partner signing this instrument is the duly elected, qualified and acting officer of General Partner as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

          (b) The representations and warranties of the Related Persons set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

          (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 8.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Advance requested hereby. Borrower will use the Advance hereby requested in compliance with
     Section 2.3 of the Agreement.

          (d) Except to the extent waived in writing as provided in Section 8.1(a) of the Agreement, each Related Person has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by such Related Person on or prior to the date hereof, and each of the conditions precedent to the Advance contained in the Agreement remains satisfied.

          (e) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 8.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

     IN WITNESS WHEREOF, this instrument is executed on behalf of Borrower by the undersigned in his capacity as an officer of General Partner as of .

                                  OEDC EXPLORATION & PRODUCTION, L.P.

                                  By: OEDC, Inc., its General Partner

                                       By: ___________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT C

                                  RATE ELECTION

      Reference is made to that certain First Restated Credit Agreement dated as of July 8, 1997 (as from time to time amended, the "Agreement"), by and among OEDC Exploration & Production, L.P. ("Borrower"), OEDC, Inc. ("General Partner"), OEDC Partners, L.P., Dauphin Island Gathering Company, L.P., OEDC Processing, L.P. and Union Bank of California, N.A. ("Lender"). Terms which are defined in the Agreement and which are used but not defined herein are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby elects a Fixed Rate Portion in the amount of $ ______________ with an Interest Period beginning on ____________________ and continuing for a period of ______________.

      To meet the conditions set out in the Agreement for the making of such election, Borrower hereby represents, warrants, acknowledges and agrees that:

            (a) The officer of General Partner signing this instrument is a duly elected, qualified and acting __________ of General Partner, having all necessary authority to act for Borrower in making the election herein contained.

            (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 8.1(a) of the Agreement.

            (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 8.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

      IN WITNESS WHEREOF, this instrument is executed on behalf of Borrower by the undersigned in his capacity as an officer of General Partner as of .


                                  OEDC EXPLORATION & PRODUCTION, L.P.

                                  By: OEDC, Inc., its General Partner

                                       By: ___________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT D

                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS

      Reference is made to that certain First Restated Credit Agreement dated as of July 8, 1997 (as from time to time amended, the "Agreement"), by and among OEDC Exploration & Production, L.P. ("Borrower"), OEDC, Inc. ("General Partner"), OEDC Partners, L.P. ("OEDC Partners"), Dauphin Island Gathering Company, L.P. ("Dauphin"), OEDC Processing, L.P. ("OEDC Processing") and Union Bank of California, N.A. ("Lender"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

      This Certificate is furnished pursuant to Section 5.1(b)(ii) of the Agreement. Together herewith Borrower is furnishing to Lender OEDC's [audited] [unaudited] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Lender that:

            (a) the officer of General Partner signing this instrument is the duly elected, qualified and acting ____________ of General Partner and as such is Borrower's chief financial officer;

            (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

            (c) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of
      Section 5.1(d) of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) ____________ of the Agreement, which [is/are] more fully described on a schedule attached hereto].

            (d) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Sections _____ of the Agreement; and

            (e) *[Unless otherwise disclosed on a schedule attached hereto, ]The representations and warranties of the Related Persons set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

      The officer of General Partner signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete. The foregoing officer's certificate is based upon, and such officer's "inquiry" is limited to, the officer's personal knowledge, the books and records of the Related Persons, and statements of or conversations with the officers and employees of the Related Persons. The officer of General Partner signing this instrument has no reason to believe, however, in any instance in which he has certified a statement "to the best of his knowledge" that the statement is untrue in any material respect.

      IN WITNESS WHEREOF, this instrument is executed on behalf of Borrower by the undersigned in his capacity as an officer of General Partner as of .

                                  OEDC EXPLORATION & PRODUCTION, L.P.

                                  By: OEDC, Inc., its General Partner

                                       By: ___________________________
                                            Name:
                                            Title:

                                      -2-